As filed with the Securities and Exchange Commission on April 9, 2008

No. 333- 149712

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38 1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Whirlpool Corporation

2000 North M 63, Benton Harbor, Michigan

49022 2962

(Address of Principal Executive Offices) (Zip Code)

Whirlpool Corporation Executive Deferred Compensation Plan II

(Full title of the Plan)

Robert J. LaForest, Esq.

Associate General Counsel and Assistant Secretary

Whirlpool Corporation, Law Department

Mail Drop 2200, 2000 North M 63

Benton Harbor, Michigan 49022 2962

(Name and address of agent for service)

(269) 923 5020

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Termination of Registration

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-149712) (the “Registration Statement”) filed by Whirlpool Corporation (“Whirlpool”) with the Securities and Exchange Commission on March 14, 2008, in order to effect the registration of plan interests under Whirlpool’s Executive Deferred Savings Plan II (the “Plan”). Whirlpool hereby removes from registration all of its plan interests registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Benton Harbor, State of Michigan on April 9, 2008.

Whirlpool Corporation

By:	/s/ DANIEL F. HOPP
Name:	Daniel F. Hopp
Title:	Senior Vice President, Corporate Affairs, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 9, 2008.

Signature	Title

/s/ JEFF M. FETTIG* Jeff M. Fettig	Director Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ MICHAEL A. TODMAN*	Director and President, Whirlpool North America
Michael A. Todman

/s/ ROY W. TEMPLIN* Roy W. Templin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ ANTHONY B. PETITT*	Vice President and Controller (Principal Accounting Officer)
Anthony B. Petitt

/s/ HERMAN CAIN*	Director
Herman Cain

/s/ GARY T. DICAMILLO*	Director
Gary T. DiCamillo

/s/ KATHLEEN J. HEMPEL*	Director
Kathleen J. Hempel

Signature	Title

/s/ MICHAEL F. JOHNSTON*	Director
Michael F. Johnston

/s/ WILLIAM T. KERR*	Director
William T. Kerr

/s/ ARNOLD G. LANGBO*	Director
Arnold G. Langbo

/s/ MILES L. MARSH*	Director
Miles L. Marsh

/s/ PAUL G. STERN*	Director
Paul G. Stern

/s/ JANICE D. STONEY*	Director
Janice D. Stoney

/s/ MICHAEL D. WHITE*	Director
Michael D. White

*By: /s/ DANIEL F. HOPP	As Attorney-in-Fact
ATTORNEY-IN-FACT
Daniel F. Hopp

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